Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Cassava Sciences, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(o)
Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share	457(o)
Fees to Be Paid	Other	Depositary Shares	457(o)
Fees to Be Paid	Other	Warrants	457(o)
Fees to Be Paid	Other	Rights	457(o)
Fees to Be Paid	Debt	Debt Securities	457(o)
Fees to Be Paid	Other	Units	457(o)
Fees to Be Paid	Unallocated (Universal Shelf)	N/A	457(o)			$200,000,000	0.00013810	$27,620
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$200,000,000		$27,620
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$85,701.62
	Net Fees Due							$0

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(p)
Fee Offset Claims	Cassava Sciences, Inc.	424B5	333-271542	May 1, 2023		$22,040	(4)	Common Stock	(4)	(4)	$200,000,000
Fee Offset Claims	Cassava Sciences, Inc.	424B2	333-271542	January 3, 2024		$63,661.62	(5)	Common Stock	(5)	(5)	$431,311,782
Fee Offset Sources	Cassava Sciences, Inc.	424B5	333-271542		May 1, 2023							$22,040	(4)
Fee Offset Sources	Cassava Sciences, Inc.	424B2	333-271542		January 3, 2024							$63,661.62	(5)

(1)	There are being registered hereunder an indeterminate number of each identified class of securities of Cassava Sciences, Inc. (the “Registrant”), which securities may be offered and sold, on a primary basis, in such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate public offering price for all securities of $200,000,000.00 after the date hereof. The securities registered hereunder also include such indeterminate amount of securities that may be issued upon exercise, conversion, settlement or exchange of any securities being registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered as a result of share splits, share dividends or similar transactions.

(2)	The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. Prices, when determined, may be in U.S. dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any Debt Securities or shares of preferred stock are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4)	The Registrant previously registered shares of Common Stock, par value $0.0001 per share (“Common Stock”), of the Registrant having an aggregate offering price of up to $200,000,000 pursuant to a Form 424B5, filed on May 1, 2023, to the Registration Statement on Form S-3 No. 333-271542, filed on May 1, 2023 (the “Prior Registration Statement”), and paid a total registration fee of $22,040. Pursuant to Rule 457(p), $22,040 of the registration fees paid in connection with a portion of the unsold securities registered on the Prior Registration Statement is being applied to this Registration Statement. The offering of such unsold securities from the Prior Registration Statement has been terminated or completed.

(5)	The Registrant previously registered 25,342,150 shares of Common Stock underlying warrants to purchase shares of Common Stock (the “Warrants”) pursuant to a Form 424B2, filed on January 3, 2024, to the Prior Registration Statement, and paid a total registration fee of $82,291.03. Pursuant to Rule 457(p), $63,661.62 of the registration fees paid in connection with the 19,605,081 shares of Common Stock registered on the Prior Registration Statement underlying the Warrants that were not exercised is being applied to this Registration Statement. The offering of such unsold securities from the Prior Registration Statement has been terminated or completed.